UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 27, 2015

Linear Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 432-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 27, 2015, Linear Technology Corporation, a Delaware corporation (the “Company”), entered into the First Amendment to Credit Agreement (the “Amendment”), which amends the Credit Agreement, dated as of October 23, 2013 (the “Credit Agreement”), by and between the Company and Wells Fargo Bank, National Association (the “Bank”).

Pursuant to the Amendment, the revolving line of credit under the Credit Agreement was increased from $100.0 million to $150.0 million and the maturity date was extended from October 23, 2015 to July 27, 2017.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which are attached as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.Description

10.1Amendment to Credit Agreement, entered into as of July 27, 2015, by and between Linear Technology Corporation and Wells Fargo Bank, National Association

10.2Amendment to Revolving Line of Credit Note, entered into as of July 27, 2015, issued by Linear Technology Corporation to Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION

By:	/s/ Donald Zerio
Name: Donald Zerio Title: Vice President of Finance and Chief Financial Officer

Date:  July 27, 2015

EXHIBIT INDEX

Exhibit No.Description

10.1Amendment to Credit Agreement, entered into as of July 27, 2015, by and between Linear Technology Corporation and Wells Fargo Bank, National Association

10.2Amendment to Revolving Line of Credit Note, entered into as of July 27, 2015, issued by Linear Technology Corporation to Wells Fargo Bank, National Association